Exhibit 99.1

BlueLinx Acquires Disdero Lumber Company

•	Aligns with Strategy to Grow Higher-Margin Specialty Products
•	Accretive Acquisition with Growth Opportunities Across Current Branch Network
•	Maintains Strong Financial and Liquidity Position

ATLANTA, November 3, 2025 - BlueLinx Holdings Inc. (NYSE: BXC), a leading U.S. wholesale distributor of building products, today announced the acquisition of Disdero Lumber Co., LLC (“Disdero”), a specialty products distributor, from privately held Tumac Lumber Company, Inc. Operating since 1953 and based in Clackamas, Oregon, Disdero is a value-added distributor of premium specialty wood products. The aggregate purchase price was approximately $96 million, and when adjusted for an estimated $8 million of expected tax benefits, the net transaction value is approximately $88 million. The acquisition was funded with cash on hand and is not expected to materially change the Company’s strong liquidity position and low net leverage ratio. It is expected to be immediately accretive to earnings.

Disdero’s offering is comprised entirely of specialty products, featuring a complete line of clear lumber and distinctive wood architectural elements that are sold into nearly all 50 states. Disdero’s products are used primarily in the construction of high-end, custom homes and decks, as well as upscale multi-family residential and commercial projects. This acquisition follows BlueLinx’s opening of a new greenfield distribution center in Portland, Oregon, and the previous acquisition of Vandermeer Forest Products in Washington state.

“This acquisition continues our Western expansion and is expected to serve as a catalyst for growth by using our existing distribution network to offer Disdero’s premium specialty products to many of our customers not currently served by Disdero,” said Shyam Reddy, President and Chief Executive Officer at BlueLinx. “We also plan to leverage our national footprint to serve and expand their existing business as a key component of BlueLinx’s strategic growth initiatives. The acquisition enhances our specialty products focus, as well as our geographic expansion and channel diversification strategies. We look forward to welcoming Disdero’s employees to the BlueLinx team, and to continuing their longstanding relationships with suppliers and customers.”

“We are very excited to join BlueLinx and expect to take the successful Disdero business to the next level,” said Ryan Kline, President and Chief Executive Officer of Disdero. “By combining our premium products with the nationwide scale and footprint, deep customer and supplier relationships, and financial strength of BlueLinx, we believe there are significant opportunities to expand our product offering in both new and existing markets.”

ABOUT BLUELINX

BlueLinx Holdings Inc. (NYSE: BXC) is a leading U.S. wholesale distributor of residential and commercial building products with both branded and private-label SKUs across product categories such as lumber, panels, engineered wood, siding, millwork, and industrial products. With a strong market position, broad geographic coverage footprint servicing fifty states, and the strength of a locally focused sales force, we distribute a comprehensive range of products to our customers which include national home centers, pro dealers, cooperatives, specialty distributors, regional and local dealers, and industrial manufacturers. BlueLinx provides a wide range of value-added services and solutions to our customers and suppliers, and we operate our business through a broad network of distribution centers. To learn more about BlueLinx, please visit www.bluelinxco.com.

INVESTOR & MEDIA CONTACT

Tom Morabito

Investor Relations Officer

(470) 394-0099

investor@bluelinxco.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “could,” “expect,” “estimate,” “intend,” “may,” “project,” “plan,” “should,” “will,” “will be,” “will likely continue,” “will likely result,” “would,” or words or phrases of similar meaning.

The forward-looking statements in this press release include statements about our strategy, liquidity, and debt, earnings projections, products, acquisitions and integrations.

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed in greater detail in our filings with the Securities and Exchange Commission. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: adverse housing market conditions; consolidation among competitors, suppliers, and customers; escalating changes in retaliatory trade policies of the United States and other countries; our dependence on international suppliers and manufacturers for certain products and related exposure to risks of new or increased tariffs and other risks that could affect our financial condition; disintermediation risk; pricing and product cost variability; volumes of product sold; competition; the cyclical nature of the industry in which we operate; loss of products or key suppliers and manufacturers; information technology security risks and business interruption risks; effective inventory management relative to our sales volume or the prices of the products we produce; the ability to attract, train, and retain highly qualified associates and other key personnel while controlling related labor costs; potential acquisitions and the integration and completion of such acquisitions; business disruptions; exposure to product liability and other claims and legal proceedings related to our business and the products we distribute; natural disasters, catastrophes, fire, wars or other unexpected events; the impacts of climate change; successful implementation of our strategy; wage increases or work stoppages by our union employees; costs imposed by federal, state, local, and other regulations; compliance costs associated with federal, state, and local environmental protection laws; the effects of epidemics, global pandemics or other widespread public health crises and governmental rules and regulations; fluctuations in our operating results; our level of indebtedness and our ability to incur additional debt to fund future needs; the covenants of the instruments governing our indebtedness limiting the discretion of our management in operating the business; the potential to incur more debt; the fact that we have consummated certain sale leaseback transactions with resulting long-term non-cancelable leases, many of which are or will be finance leases; the fact that we lease many of our distribution centers, and we would still be obligated under these leases even if we close a leased distribution center; inability to raise funds necessary to finance a required repurchase of our senior secured notes; a lowering or withdrawal of debt ratings; changes in our product mix; increases in fuel and other energy prices or availability of third-party freight providers; changes in insurance-related deductible/retention liabilities based on actual loss development experience; the possibility that the value of our deferred tax assets could become impaired; changes in our expected annual effective tax rate could be volatile; the costs and liabilities related to our participation in multi-employer pension plans could increase; the risk that our cash flows and capital resources may be insufficient to service our existing or future indebtedness; interest rate risk, which could cause our debt service obligations to increase; and changes in, or interpretation of, accounting principles.

Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.